Exhibit 10.5

ALL WEST BANCORP
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), made to be effective as of __________ (the “Effective Date”) among All West Bancorp, a bank holding company (the “Bancorp”),  FinWise Bank, a Utah chartered bank (the “Bank”), and ___________.  Bancorp, Bank and ______________ are hereafter sometimes individually referred to as a “Party” and collectively as the “Parties”.

Whereas, the Bank is a Utah chartered full service bank;

Whereas, ______________ is an employee of the Bank;

Whereas, Bancorp expects to benefit from ______________’s services to the Bank; and

WHEREAS, the Parties desire to enter into this Restrictive Stock Agreement to provide for the issuance and vesting of shares of stock in the Bancorp.

Now Therefore, for and good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the Bancorp, Bank and ______________ agree as follows:

1.          Issuance of Award.  On the Effective Date, Bancorp hereby grants to ______________ an award of _____________ Shares of Common Stock (the “Award”).

2.          Vesting; Forfeiture.

Subject to subsection 2.2, and provided that ______________ is providing services to Bank and its affiliates (each an “Employer” and collectively the “Employers”) in any capacity on such date, the shares of the Award shall vest on the following dates: Notwithstanding this Section 2.1, but subject to Section 2.2, the Award shall vest in full upon a Capital Event.  For purposes of this Restricted Stock Agreement, “Capital Event” shall mean (i) any consolidation or merger of Bancorp with or into any other corporation or other entity or person in which the Shareholders immediately prior to such consolidation or merger own less than fifty percent (50%) of Bancorp’s issues and outstanding shares of stock immediately after such consolidation or merger, excluding any consolidation or merger effected exclusively to change the domicile of Bancorp, whereupon the Award is assumed by the successor entity; (ii) a sale of all or substantially all of the assets of Bancorp in a transaction not covered by the exceptions to clause (i) above; or (iii) a sale of Bancorp’s equity capital to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  The Award shall also vest in full upon the death or permanent disability of ______________ provided that at the time of such death or disability he was employed by Employer.  For purposes of this section, “permanent disability” means ______________’s inability, due to any mental or physical impairment, to perform the essential functions of his position for any consecutive 90-day period as determined by a physician selected by the Board of Directors.

2.1          If ______________’s service with the Bank is terminated by the Bank or ______________ prior to his becoming vested in all of the shares of Common Stock comprising the Award (“Vested Shares”), then any part of the Award which ______________ is not vested at the time of such termination, shall be forfeited and cancelled without any payment thereon.

3.          Rights as a Shareholder.  ______________ shall have all rights as a shareholder of common stock for all shares comprising the Award, whether or not such shares are vested, including all rights to dividends without any requirement for repayment of dividends on any shares of common stock which are later forfeited, as well as the right to vote; provided, however, ______________ acknowledges that unless he has made an election under Section 83(b) of the IRS Code, any amounts paid as dividends on shares that have not vested may be treated as additional compensation to ______________ and ______________ hereby authorizes the Bancorp and/or Bank to withhold any taxes or other amounts required to be withheld from such dividends.

4.          Bancorp Right of First Refusal.  In the event prior to a Capital Event, ______________ receives a bona fide written offer from a third party who is not a shareholder to purchase all or any portion of the shares of Bancorp stock owned by ______________, which offer ______________ desires to accept, he may do so, provided that he first offers to sell such shares, or such portion of his shares for which the offer was made, to Bancorp in the manner set forth below on the same terms and conditions as offered by the third party by delivering pursuant to this Section 4, a copy of such third party offer to the Chairman of the Bancorp (with a cash equivalent value being substituted for any non-cash consideration contained in the third party offer).  The Bancorp shall then have sixty (60) days in which to accept the offer in full on behalf of the Bancorp on the terms and conditions set forth in the third party offer.  If the Bancorp fails or declines to exercise its right of first refusal to purchase the stock held by ______________ within the sixty (60) days period set forth above, then ______________ shall be free to accept the offer of purchase from the third party, who is not a stockholder, provided he does so within sixty (60) days after the earlier of the end of the Bancorp’s sixty (60) day period or receipt of a waiver of Bancorp of its right to purchase the share and provided he consummates the sale of his shares, or portion thereof, without any material variation in the terms and conditions stated in the offer.  If the sixty (60) day period for acceptance expires or if ______________ desires to materially vary any of the terms and conditions of the offer, he must follow the procedure set forth above as if he were receiving a new offer of purchase.  In the event ______________ sells only a portion of his shares, he shall follow the provisions set forth herein for any offers to purchase the remaining shares held by him.  This Section 4 shall terminate upon a Capital Event and shall not be subject to any right of first refusal.

5.          Restrictions on Transfer of Awards.  The Award may not be transferred without the prior written consent of the Bancorp which consent may be withheld in its discretion; provided, however, that the Award may be transferred for estate planning purposes to a trust or limited liability company controlled by ______________.  Any permitted transferee of the Award shall take such Award subject to the terms of this Agreement.  Any such permitted transferee must agree to be bound by this Agreement, and shall execute a joinder agreement, and must agree to such other waivers, limitations, and restrictions as the Bancorp may reasonably require.  Any transfer of the Award which is not made in compliance with this Agreement shall be null and void and of no effect.

6.          Tax Advice.  ______________ acknowledges that none of the Employers or their agents, employees or representatives have made any warranties or representations to ______________ with respect to the income tax consequences of the transactions contemplated by this Agreement, and ______________ is in no manner relying on the Bancorp, the Bank or its agents, employees or representatives for an assessment of such tax consequences.

7.          Taxes.  The Bank and Bancorp may withhold from amounts, if any, payable to ______________ any applicable withholding or employment taxes resulting from the issuance of Award hereunder, dividends or distribution with respect to the Awards, or from the lapse of any restrictions imposed on the Award.

8.          Lock-Up.  ______________ hereby agrees that if so requested by the Bancorp (any successor thereto) or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Bancorp under the Securities Act, ______________ shall not sell or otherwise transfer any Common Shares (or any securities of the Bancorp in which such Common Shares may be converted) or other securities of the Bancorp during the period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Bancorp (the “Market Standoff Period”) following the effective date of a registration statement of the Bancorp filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Bancorp to become effective under the Securities Act that includes securities to be sold on behalf of the Bancorp to the public in an underwritten public offering under the Securities Act.  The Bancorp may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9.          Remedies.  ______________ shall be liable to the Bancorp and/or Bank for all costs and damages, including incidental and consequential damages, resulting from a disposition of the Award which is in violation of the provisions of this Agreement.  Without limiting the generality of the foregoing, ______________ agrees that the Bancorp and/or Bank shall be entitled to obtain specific performance of the obligations of ______________ under this Agreement and immediate injunctive relief in the event any action or proceeding is brought in equity to enforce the same.  ______________ will not urge as a defense that there is an adequate remedy at law.

10.          Notices.  Any notice, approval, consent, payment, demand or communication required or permitted to be given to any party under this Agreement shall be in writing and shall be deemed to have been duly given or made:  (a) if delivered personally by courier or otherwise, then as of the date delivered or if delivery is refused, then as of the date presented; (b) if sent or mailed by Federal Express, Express Mail or other reputable overnight courier service to the Bancorp at its principal office address and to ______________ at his address appearing in the current records of the Bancorp, then as of the first business day after the date so sent; or (c) if sent or mailed by certified U.S. Mail, return receipt requested, to the Bancorp at its principal office address and to ______________ at his address appearing in the current records of the Bancorp, then as of the third business day after the date so mailed.  The address to which notices to a party shall be sent may be changed by such party from time to time by written notice to the other party.

11.          Successors and Assigns.  Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Bancorp or Bank. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon ______________ and his or her heirs, executors, administrators, successors and assigns.

12.          Interpretation.  Any dispute regarding the interpretation of this Agreement shall be submitted by ______________ or by the Bancorp or Bank forthwith to the Bancorp’s Board which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Bancorp’s Board shall be final and binding on the Bancorp and Bank and on ______________.

13.          Entire Agreement; Amendments and Waivers.  This Agreement, together with the ______________’ Employment Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  This Agreement may not be amended except in an instrument in writing signed on behalf of each of the parties hereto and approved by the Bancorp’s Board.  No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

14.          Invalidity.  If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

15.          Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16.          No Right to Employment.  ______________ ACKNOWLEDGES AND AGREES THAT THE SHARES HEREIN GRANTED CONTINUE TO VEST ONLY FOR PERIODS DETERMINED WITH REFERENCE TO THE PERIOD OF CONTINUED CONSULTANCY OR EMPLOYMENT AT THE WILL OF BANK (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED OR ACQUIRING SHARES HEREUNDER).  ______________ FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, SHALL CONFER UPON ______________ ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY BANK OR THE BANCORP, NOR SHALL IT INTERFERE IN ANY WAY WITH ______________ RIGHT OR THE BANK’S OR THE BANCORP’S RIGHT TO TERMINATE ______________ EMPLOYMENT OR SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE OR NOTICE.

17.          Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, with regard to the conflict of laws principles thereof.

18.          Titles.  The titles, captions or headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

19.          Counterparts.  This Agreement may be executed in any number of counterparts, any of which may be executed and transmitted by facsimile, and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement as of the day and year first above written.

FINWISE BANK, a Utah corporation

By:
Name:
Its:

ALL WEST BANCORP, a Utah bank holding company

By:
Name:
Its:

______________ hereby accepts and agrees to be bound by all of the terms and conditions of this Agreement.